SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 20, 2004

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	000-29816 (Commission File Number)	75-2816101 (IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas (Address of principal executive offices)		75024 (Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure.

On April 20, 2004, Triad Hospitals, Inc. issued a press release announcing its commencement of a tender offer and consent solicitation relating to its outstanding $600.0 million aggregate principal amount of 8¾% Senior Notes due 2009. A copy of the press release is furnished herewith and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibit.

99.1	Press Release issued by Triad Hospitals, Inc. on April 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/S/ DONALD P. FAY

Donald P. Fay Executive Vice President, Secretary and General Counsel

Date: April 20, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Triad Hospitals, Inc. on April 20, 2004.